Exhibit 99.1

News

FOR IMMEDIATE RELEASE

Contact:	Cathy Maloney, VP Investor Relations
508-651-6650 cmaloney@bjs.com

BJ’S WHOLESALE CLUB ANNOUNCES FIRST QUARTER RESULTS

May 16, 2006, Natick, MA— BJ’s Wholesale Club, Inc. (NYSE: BJ) today reported net income of $15.4 million, or $0.23 per diluted share for the first quarter ended April 29, 2006. Results for the first quarter of 2006 included income of $2.1 million post-tax, or $0.03 per diluted share, for House2Home bankruptcy recoveries and expense of $2.4 million post-tax, or $0.04 per diluted share, for stock-based compensation expense.

For the first quarter of 2005, the Company reported net income of $18.6 million, or $0.27 per diluted share. Results for the first quarter of 2005 included income of $2.9 million post-tax, or $0.04 per diluted share, for House2Home bankruptcy recoveries, expense of $1.8 million post-tax, or $0.03 per diluted share, related to the Company’s reserve for credit card claims, and expense of $0.2 million post-tax for stock-based compensation.

During the first quarter of 2006, the Company implemented FASB Statement No. 123 (R), “Share-Based Payment,” using the modified prospective application transition method.

Net sales for the first quarter of 2006 increased by 6.3% to $1.9 billion and comparable club sales increased by 2.0%, including a contribution from sales of gasoline of 1.4%. For the first quarter of 2005, the Company reported a net sales increase of 9.8% and a comparable club sales increase of 5.8%, including a contribution from gasoline sales of 70 basis points.

The Company also announced that it repurchased 658,500 shares of BJ’s common stock during the first quarter at an average cost of $30.58 per share, for a total of approximately $20.1 million.

-More-

BJ’s Wholesale Club

May 16, 2006

Conference Call Information for First Quarter Results

As previously announced, at 8:30 a.m. Eastern Time, on Tuesday, May 16, 2006, BJ’s management plans to hold a conference call to discuss the first quarter financial results and their outlook for BJ’s business in 2006. To access the webcast (including financial and other statistical information being presented, as well as reconciliation information with respect to any non-GAAP financial measures being presented), visit www.bjsinvestor.com/medialist.cfm. An archive of the webcast will be available for approximately ninety days.

About BJs

BJ’s introduced the wholesale club concept to New England in 1984, and has since expanded to become a leading warehouse chain in the eastern United States. As of April 29, 2006, the end of the first quarter, the Company operated 165 BJ’s clubs and two ProFoods Restaurant supply clubs. BJ’s press releases and filings with the SEC are available on the Internet at www.bjs.com.

-See Financial Tables-

BJ’s Wholesale Club, Inc. and Consolidated Subsidiaries

STATEMENTS OF INCOME (Unaudited)

(Dollars in Thousands Except Per Share Amounts)

	Thirteen Weeks Ended
	April 29, 2006	April 30, 2005
Net sales	$1,880,073	$1,768,789
Membership fees and other	42,488	40,761

Total revenues	1,922,561	1,809,550

Cost of sales, including buying and occupancy costs	1,739,029	1,635,981
Selling, general and administrative expenses	161,364	144,491
Provision for credit card claims	—	3,000
Preopening expenses	1,275	1,097

Operating income	20,893	24,981
Interest income, net	1,076	275
Gain on contingent lease obligations	3,119	4,277

Income from continuing operations before income taxes	25,088	29,533
Provision for income taxes	9,599	10,830

Income from continuing operations	15,489	18,703
Loss from discontinued operations, net of income tax benefit	(73)	(80)

Net income	$15,416	$18,623

Basic earnings per common share:
Income from continuing operations	$0.23	$0.27
Loss from discontinued operations	—	—

Net income	$0.23	$0.27

Diluted earnings per common share:
Income from continuing operations	$0.23	$0.27
Loss from discontinued operations	—	—

Net income	$0.23	$0.27

Number of common shares for earnings per share computations:
Basic	67,214,677	68,824,698
Diluted	68,097,030	69,644,840

Clubs in operation - end of period	167	158

BJ’s Wholesale Club, Inc. and Consolidated Subsidiaries

CONDENSED BALANCE SHEETS (Unaudited)

(Dollars in Thousands)

	April 29, 2006	April 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$115,866	$93,262
Accounts receivable	93,343	77,250
Merchandise inventories	857,133	780,795
Current deferred income taxes	25,234	25,303
Prepaid expenses	24,435	22,758

Total current assets	1,116,011	999,368
Property, net of depreciation	849,604	812,336
Other assets	23,332	23,496

TOTAL ASSETS	$1,988,947	$1,835,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$468	$436
Accounts payable	580,263	518,339
Closed store lease obligations	699	7,108
Accrued expenses and other current liabilities	268,596	257,390

Total current liabilities	850,026	783,273
Long-term debt, less portion due within one year	2,616	3,084
Noncurrent closed store lease obligations	8,172	8,606
Other noncurrent liabilities	78,624	71,802
Deferred income taxes	24,590	31,360
Stockholders’ equity	1,024,919	937,075

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,988,947	$1,835,200

BJ’s Wholesale Club, Inc. and Consolidated Subsidiaries

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollars in Thousands)

	Thirteen Weeks Ended
	April 29, 2006	April 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$15,416	$18,623
Provision for credit card claims	—	3,000
Provision for store closing costs	122	133
Depreciation and amortization	26,666	26,406
Stock compensation expense	4,044	338
Deferred income taxes	(471)	(676)
Increase in merchandise inventories, net of accounts payable	(30,917)	(26,259)
Decrease in closed store lease obligations	(205)	(410)
Other	(9,686)	(13,301)

Net cash provided by operating activities	4,969	7,854

CASH FLOWS FROM INVESTING ACTIVITIES
Property additions	(50,990)	(31,243)
Property disposals	7	51
Purchase of marketable securities	—	(95,825)
Sale of marketable securities	—	120,625

Net cash used in investing activities	(50,983)	(6,392)

CASH FLOWS FROM FINANCING ACTIVITIES
Tax benefit from exercise of stock options	1,681	—
Purchase of treasury stock	(20,134)	(33,599)
Proceeds from issuance of common stock	7,933	9,746
Changes in book overdrafts	10,349	(9,800)
Repayment of long-term debt	(113)	(105)

Net cash used in financing activities	(284)	(33,758)

Net decrease in cash and cash equivalents	$(46,298)	$(32,296)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.	In the first quarter ended April 29, 2006, the Company implemented Statement of Financial Accounting Standards No. 123 (R), “Share-Based Payment,” using the modified prospective application (“MPA”) transition method. Under this approach, the Company began recognizing the fair value of stock options in this year’s first quarter. The Company recorded pretax stock-based compensation of $4.0 million ($2.4 million post-tax, or $.04 per diluted share) in the first quarter.

Prior to this fiscal year, the Company accounted for stock-based employee compensation under APB Opinion No. 25 and related interpretations, and no expense for stock options was reflected in net income, as all options granted under our plans had an exercise price equal to the market value of the underlying common stock on the grant date. In last year’s first quarter, the Company recorded stock-based compensation of $0.3 million ($0.2 million post-tax).

We have included stock-based employee compensation for restricted stock in net income in both this year and prior years.

2.	In last year’s first quarter, the Company recorded pretax charges of $3.0 million ($1.8 million post-tax, or $.03 per diluted share) to increase its reserve for claims seeking reimbursement for fraudulent credit and debit card charges and the cost of replacing cards, monitoring expenses and related fees and expenses.

3.	During this year’s first quarter, the Company received pretax recoveries of House2Home bankruptcy claims of $3.1 million, which are included in gain on contingent lease obligations. On a post-tax basis, these gains were $2.1 million, or $.03 per diluted share.

In last year’s first quarter, the Company received pretax recoveries of House2Home bankruptcy claims of $4.3 million. On a post-tax basis, these gains were $2.9 million, or $.04 per diluted share.

4.	Certain amounts in the prior year’s financial statements have been reclassified for comparative purposes.